UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56015	82-4533053
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

(Address of Principal Executive Office) (Zip Code)

(703) 436-2161

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On January 21, 2021, Quantum Computing Inc., a Delaware corporation (the “Company”), issued (i) an aggregate of 500,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), to two members of the board of directors of the Company (the “Board”), as compensation for services rendered in their capacity as members of the Board since 2018 (the “Stock Compensation”); (ii) 893,000 shares of common stock to Mr. Bernard Velge, a member of the Board, pursuant to the conversion by Mr. Velge of a convertible promissory note with an outstanding balance of $893,000 including principal and interest, issued to Mr. Velge on August 17, 2018 (the “Note”); and (iii) 616,273 shares of common stock pursuant to the cashless exercise of outstanding warrants.

The shares of Common Stock issued in connection with the Stock Compensation, the Note and exercise of the warrants, were not registered under the Securities Act, but were issued in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUANTUM COMPUTING INC.

Dated: January 27, 2021	By:	/s/ Christopher Roberts
Christopher Roberts Chief Financial Officer